SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 25, 2004

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 29, 2004, Motive, Inc. issued a press release announcing that at a meeting held on July 25, 2004, Motive’s Board of Directors appointed Ms. Virginia Gambale and Mr. Harvey P. White to serve as members of Motive’s Board of Directors.

The press release also announced that Mr. Michael LaVigna of Techxas Ventures, and Mr. Eric Jones of CenterPoint Ventures and SSM Ventures resigned as members of Motive’s Board of Directors on July 25, 2004. The resignations of Mr. LaVigna and Mr. Jones did not involve any disagreements with Motive on any matter relating to the company’s operations, policies or practices. Neither Mr. LaVigna nor Mr. Jones has requested that any matter be disclosed.

The press release issued July 29, 2004 is furnished herewith as Exhibit 99.1 to this report. This information shall not be deemed filed for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 7. Financial Statements and Exhibits.

The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Press Release dated July 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2004

MOTIVE, INC.

By:	/s/ Paul Baker
Paul Baker
Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 29, 2004